Deloitte & Touche LLP
180 N. Stetson Avenue
Chicago, Illinois 60601-6779
Tel: (312) 946-3000
Fax: (312) 946-2600
www.deloitte.com

Deloitte

& Touche

August 9, 2004

FILED BY EDGAR

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madam:

We have read Sub-Item 77K to Form NSAR-A of Mosaic Income Trust and Mosaic Equity Trust for the period ended June 30, 2004 and we agree with the statements made therein.

Yours truly,

(signature)

DELOITTE & TOUCHE LLP

Deloitte
Touche
Tohmatsu